VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: August 20, 2004

a.	Aggregate Amount of Collections	$352,167,753.99
	Aggregate Amount of Non-Principal Collections	$2,350,331.74
	Aggregate Amount of Principal Collections	$349,817,422.25
	Pool Balance	$753,368,729.00
	Residual Participation Amount	$253,368,729.00
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	66.37%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$678,125.00
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$678,125.00
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$627,807.27
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$111,119,537.56
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 18-Aug-04	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY

	From	To	Days
Current Interest Period	7/20/2004	8/19/2004	31
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$699,599,852.11
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$111,119,537.56
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$104,807,316.72
Incremental Subordinated Amount (previous period)	$56,862,111.24
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00
Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00
1-month LIBOR Rate (annualized)	1.4200000%
Certificate Coupon (annualized)	1.5750%
Prime Rate (annualized)	4.2500000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2250000%
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$819,590,453.00
Pool Balance at the Ending of Period	$753,368,729.00
Average Aggregate Principal Balance	$786,479,591.00
Aggregate Principal Collections	$349,817,422.25
New Principal Receivables	$283,595,700.54
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.45%
Weighted Average Interest Rate	3.80%
Previously waived Monthly Servicing Fee	$0.00
PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$51,956,549.00
Used Vehicle Percentage	6.897%
Used Vehicle Percentage During Last Collection Period	6.424%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$37,363,342.00
Largest Dealer Percentage	4.559%
Aggregate Principal Amount of Receivables of Dealers over 2%	$86,858,258.43
SUMMARY OF COLLECTIONS
Aggregate Amount of Collections	$352,167,753.99
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,350,331.74
Investment Proceeds	$4,077.55
Aggregate Amount of Principal Collections	$349,817,422.25
Asset Receivables Rate	2.083%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A
PAYMENT RATE INFORMATION
Monthly Payment Rate	44.48%
Previous Collection Period Monthly Payment Rate	44.35%
Monthly Payment Rate 2 collection periods ago	38.97%
3-month Average Payment Rate	42.60%
Early Amortization Event?	NO
ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00
TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
Noteholders
1. Monthly Noteholder Interest Distribution	$678,125.00
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$465,089.74
DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0
EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER 18-Aug-04	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution
From:	20-Jul-04
To:	19-Aug-04
Days:	31
LIBOR Rate	1.4200000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance
	Trust		$500,000,000.00	$111,119,537.56	N/A	$631,119,537.56
	1 Series 2000-1	100.00%	$500,000,000.00	$111,119,537.56	104.00%	$631,119,537.56	$500,000,000.00

VW CREDIT, INC. — SERVICER 18-Aug-04	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS
Initial Invested Amount	$500,000,000.00
Invested Amount	$500,000,000.00
Controlled Accumulation Amount	$0.00
Required Subordinated Amount	$111,119,537.56
Annualized Servicing Fee Rate	1.00%
First Controlled Accumulation Date	TO BE DETERMINED
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%
EXCESS SPREAD CALCULATION
Weighted Average Rate Charged to Dealers	3.800%
LIBOR	1.420%
Note Rate (LIBOR+15.5 b.p.)	1.575%
Servicing Fee Rate	1.000%
Investor Net Losses	0.000%

Excess Spread	1.225%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount
Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$111,119,537.56	$0.00
Floating Allocation Percentage	66.37%	66.37%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$349,817,422.25	$349,817,422.25	N.A.	N.A.
New Principal Receivables	$283,595,700.54	$283,595,700.54	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$111,119,537.56	$0.00
Floating Allocation Percentage	66.37%	66.37%
Non-Principal Receivables
Non-Principal Collections	$1,559,881.40
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$4,077.55

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

Subordinated Amount & Reserve Fund	Current	Previous
Available Subordinated Amount (Previous)	$104,807,316.72	$102,768,065.98
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$104,807,316.72	$102,768,065.98
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$63,174,332.08	$56,862,111.24
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$111,119,537.56	$104,807,316.72
Overconcentration Amount	$86,858,258.43	$85,051,649.40
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,350,331.74	$2,737,880.95
Noteholder Non-Principal Collections	$1,559,881.40	$1,670,273.82
Residual Interestholder Non-Principal Collections	$790,450.34	$1,067,607.13
Investment Proceeds	$4,077.55	$2,637.96
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,104,409.29	$4,490,518.91
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$627,807.27	$682,992.04
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67